Exhibit 10.10

GUILD MORTGAGE COMPANY

EXECUTIVE

PERFORMANCE INCENTIVE PLAN

Revised June 13, 2018

GUILD MORTGAGE COMPANY

EXECUTIVE PERFORMANCE INCENTIVE PLAN

A.	PURPOSE

The purpose of the Performance Incentive Plan (“Plan”) is to provide performance-based incentives to participants for individual, departmental and/or company performance goals and to promote employee retention.

B.	DEFINITIONS

Whenever the following terms are used in the Plan, with their initial letter(s) capitalized, they shall have the meanings set forth below:

(a)	“Incentive Payment” means any lump sum cash payment.

(b)	“Performance Period” is defined in Exhibit A and might be fiscal month, fiscal quarter or fiscal year.

(c)	“GUILD” means Guild Mortgage Company.

(d)	“Employee” means any person who is treated as an Employee by GUILD.

(e)	“Plan” means the Guild Mortgage Company Performance Incentive Plan, as amended from time to time.

C.	REVISION DATE

The Plan was last revised on June 13, 2018.

D.	ELIGIBILITY

To be eligible for any incentive payment as a “Participant” in the Plan, an Employee must meet the qualifications of sub-paragraphs 1, 2, and 3 below, as well as any other eligibility requirements set forth in the Plan.

1.	The Employee must be classified as an active employee of GUILD.

2.	The Employee must not be eligible to participate in any other annual performance incentive plan offered by GUILD.

3.	The Employee must be performing at a satisfactory level at the time any Incentive Payment is scheduled to be made under the plan, as determined by the employee’s supervisor.

E.	INCENTIVE DETERMINATION

Subject to the eligibility requirements in Section D, a Participant may receive an Incentive Payment, if any, for performance achievement as specified in Exhibit A.

F.	INCENTIVE PAYMENTS

It is anticipated that Participants may receive an Incentive Payment, if any to be made, no later than 120 days following the end of the fiscal year for which the incentive payment is intended. The Incentive Payment will be a lump sum cash payment. No Participant has a vested right to any Incentive Payment under this Plan and no Incentive Payment will be considered earned until it is actually paid to the Participant.

G.	LESS THAN FULL PERFORMANCE PERIOD PARTICIPATION

Subject to the provisions of Sections H, I, and J, an employee who becomes a Participant (or who becomes ineligible to participate) in accordance with Section D for a portion of the fiscal year, may be eligible for a prorated Incentive Payment per days worked in the Performance Period. Determination of any Incentive Payment will be made at the end of the Performance Period.

H.	LEAVE OF ABSENCE

Subject to the eligibility requirements in section D, if a Participant is on a leave of absence of any nature for more than four weeks during the Period, the Participant may receive a prorated Incentive Payment per days worked in the Performance Period.

I.	TERMINATION OF A PARTICIPANT

Because this is also a retention incentive, no Incentive Payment will be considered earned unless an Employee is employed on the payout date. Unless otherwise required by law, a Participant, whose employment terminates voluntarily or involuntarily prior to the distribution of any Incentive Payment, will not be eligible to earn any Incentive Payment.

J.	PLAN REVISION

The Human Resources Department, and subject to approval of the Senior Management, upon determining that the purpose and intent of the Plan is not being fulfilled, may terminate, alter, suspend or amend the Plan at any time as deemed necessary to further the best interests of GUILD. Such actions may be effective for any Performance Period and with respect to any Incentive Payment which has not been made. Amendments during the Performance Period will be effective immediately unless otherwise stated.

K.	PLAN INTERPRETATION

If any provision of the Plan is contrary to or inconsistent with applicable law, that provision shall be disregarded or interpreted so that the Plan is fully consistent with the law.

L.	EMPLOYMENT DURATION/EMPLOYMENT RELATIONSHIP

The Plan does not, and the policies and practices of GUILD in administering this Plan will not, constitute a contract or other agreement concerning the duration of any Participant’s employment with GUILD. The employment relationship of each Participant is “at will” and may be terminated at any time by GUILD, or by the Participant with or without cause. A Participant who accepts any Incentive Payment under the Plan is agreeing that the Participant’s employment is “at will”.

DocuSigned by:
Terry Schmidt	/s/ Terry Schmidt	3/10/2020
Manager Name	Signature	Date

DocuSigned by:
Amber Elwell	/s/ Amber Elwell	3/10/2020
Employee Name	Signature	Date

Executive Performance Incentive Plan

Exhibit A

Employee Name:	Amber Elwell	Employee Number:	5758
Title:	SVP, CFO	Effective Date:	Beginning 1/1/20
Performance Period:	Fiscal Year	Annual Target Incentive (TI) %:	50% of performance period ending salary
Pay Frequency:	Annual

Performance Metrics:

Your incentive plan is 100% based on specific, measurable and achievable performance objectives to reward you for your achievement of predetermined performance metrics relevant your current role and to incentivize retention.

At the beginning of each fiscal year, your manager will review and may revise your annual performance metrics and communicate to you. Within each metric, multiple objectives may be included and the total weight of all objectives will always equal to 100%. Each performance metric will be accompanied with a description detailing the performance that is necessary to achieve the goal.

Performance Metric Name	Weight	Performance Levels
		Under 60% of Goal	60% to 99% of Goal	100% of Goal

Company Goal – Targeted adjusted ROE	60%	0%	1% – 20%	30%

Individual/Team/Department Goal(s)	40%	0%	1% – 19%	20%

Achievement for each performance metric independently must be at least 60%. If either performance metric does not meet the 60% threshold, there will be no incentive payment made to the participant regardless of the achievement of the other performance metric. Scenarios to illustrate:

1. If the company goal is not achieved at a minimum 60%, there will not be any incentive payment made to the participant for that fiscal year overall.

2. If the company goal is achieved at 60% or higher, but the individual/team/department goal is not achieved at a minimum 60%, then there will not be any incentive payment to the participant for that fiscal year overall.

DocuSigned by:
Terry Schmidt	/s/ Terry Schmidt	3/10/2020
Manager Name	Signature	Date

DocuSigned by:
Amber Elwell	/s/ Amber Elwell	3/10/2020
Employee Name	Signature	Date